UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2018

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-176954	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 12, 2018, we executed and delivered a Sales and Marketing Agreement, dated August 10, 2018, (the “SMA”) with MAGNIANT, LLC (“MLLC”) which grants MLLC an exclusive marketing rights in the United States and a non-exclusive marketing rights elsewhere, for the marketing of our SofPulse device (the “Device”) to certain specified healthcare channels and subject to certain carve-outs for previously executed marketing agreements. The Device is FDA cleared for certain pain and wound related therapies. The SMA is for an initial term of three years, requires certain sales targets for MLLC to maintain its exclusive rights, provides for a payment to MLLC of sales commissions equal to 25% of gross revenues, and provides that the agreement may be terminated by either party with certain protections for each party in the event of termination. The SMA also contemplates certain option grants to MLLC from us based on formulas set forth therein and pursuant to a separate agreement to be entered between the parties. The foregoing is only a brief summary of the SMA, which is an exhibit hereto. The reader is referred to such exhibit for a full understanding of the SMA.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements -None
(b)	Exhibits

10.1	SMA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2018

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier
Chief Executive Officer